As filed with the Securities and Exchange Commission on December 7, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2004

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, the employment agreement of Nelson C. Rising, Chairman of the Board and Chief Executive Officer (“CEO”) of Catellus Development Corporation (“Catellus”), was amended. The parties to the amendment, in addition to Mr. Rising, are Catellus, Catellus Operating Limited Partnership, and Catellus Commercial Development Corporation. The material terms of the amendment are described below.

Under the amendment, the term of Mr. Rising’s employment agreement, which was to expire on December 31, 2006, was extended through the end of 2007.

The amendment also provides that toward the latter part of the term of Mr. Rising’s employment agreement, the Board of Directors of Catellus may require Mr. Rising to transfer to one or more persons duties normally associated with the position of CEO, and require him to relinquish the title of CEO, in order to facilitate the transition to a new CEO.

In addition, the amendment increases the aggregate annual credits to Mr. Rising’s account under Catellus’ Deferred Compensation Plan from a maximum of $7 million to a maximum of $8 million to take into account the term extension.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated December 7, 2004	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer